UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

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REX American Resources Corporation
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7720 Paragon Road
Dayton, Ohio 45459

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 2, 2015

The Annual Meeting of Shareholders of REX American Resources Corporation will be held at the offices of One Earth Energy, LLC located at 202 North Jordan Drive, Gibson City, Illinois 60936 on Tuesday, June 2, 2015, at 2:00 p.m. CST, for the following purposes:

1. Election of nine members to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their respective successors are elected and qualified.

2. Approval of the REX 2015 Incentive Plan.

3. Transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 21, 2015 will be entitled to notice of and to vote at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting in person.

By Order of the Board of Directors EDWARD M. KRESS Secretary

Dayton, Ohio
April 28, 2015

Important Notice Regarding the Availability of Proxy Materials
for the Shareholders Meeting to be Held on June 2, 2015

The Proxy Statement, 2014 Annual Report and other soliciting materials are available at www.rexamerican.com by clicking on “Investors” and then clicking on the “Annual Reports” and “2014 Proxy” links.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

REX AMERICAN RESOURCES CORPORATION
7720 Paragon Road
Dayton, Ohio 45459

PROXY STATEMENT

Mailing Date
April 28, 2015

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of REX American Resources Corporation, a Delaware corporation (“REX” or the “Company”), for use for the purposes set forth herein at our Annual Meeting of Shareholders to be held on June 2, 2015 and any adjournments thereof. All properly executed proxies will be voted as directed by the shareholder on the proxy card. If no direction is given, proxies will be voted in accordance with the Board of Directors’ recommendations and, in the discretion of the proxy holders, in the transaction of such other business as may properly come before the Annual Meeting and any adjournments thereof. Any proxy may be revoked by a shareholder by delivering written notice of revocation to the Company or in person at the Annual Meeting at any time prior to the voting thereof.

We have one class of stock outstanding, namely Common Stock, $.01 par value, of which there were 7,899,607 shares outstanding as of April 21, 2015. Only holders of Common Stock whose names appeared of record on the books of the Company at the close of business on April 21, 2015 are entitled to notice of and to vote at the Annual Meeting. Each shareholder is entitled to one vote per share.

A majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. A broker non-vote occurs when a broker submits a proxy with respect to shares held in a fiduciary capacity (or “street name”) that indicates the broker does not have discretionary authority to vote the shares on a particular matter.

If you hold shares in street name, you must vote by giving instructions to your broker or nominee. Without your instructions, your broker or nominee is permitted to use its own discretion and vote your shares on certain routine matters but is not permitted to use discretion to vote on non-routine matters, such as Item 1 (election of directors) and Item 2 (approval of the REX 2015 Incentive Plan) in the Notice of Annual Meeting. We urge you to give voting instructions to your broker on all voting items.

Fiscal Year

All references in this Proxy Statement to a particular fiscal year are to REX’s fiscal year ended January 31. For example, “fiscal 2014” means the period February 1, 2014 to January 31, 2015.

ELECTION OF DIRECTORS
(Item 1)

Nine directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. Unless otherwise directed, it is the intention of the persons named in the accompanying proxy to vote each proxy for the election of the nominees listed below. All nominees are presently directors of REX.

If at the time of the Annual Meeting any nominee is unable or declines to serve, the proxy holders will vote for the election of such substitute nominee as the Board of Directors may recommend. We have no reason to believe that any substitute nominee will be required.

Directors are elected by a majority of votes cast unless the election is contested, in which case directors are elected by a plurality vote. A majority of votes cast means that the number of shares voted “for” a nominee must exceed the number of votes cast “against” that nominee. Abstentions and broker non- votes will have no effect. If a non-incumbent nominee receives a greater number of votes cast “against” than cast “for”, that non-incumbent nominee is not elected to the Board. Any incumbent director nominee who receives a greater number of votes cast “against” than votes “for” shall continue to serve as a “holdover director” under Delaware law, but shall tender his or her resignation as a director. Within 90 days, the Board will decide, after taking into account the recommendation of the Nominating/Corporate Governance Committee and excluding the nominee in question, whether to accept the resignation. The Board will promptly disclose its decision on a Form 8-K filed with the Securities and Exchange Commission.

Set forth below is certain information with respect to the nominees for director, including the experience, qualifications and skills we believe these individuals bring to the Board and qualify them to serve as directors.

STUART A. ROSE, 60, has been our Chairman of the Board and Chief Executive Officer since our incorporation in 1984 as a holding company to succeed to the ownership of Rex Radio and Television, Inc., Kelly & Cohen Appliances, Inc. and Stereo Town, Inc. Prior to 1984, Mr. Rose was Chairman of the Board and Chief Executive Officer of Rex Radio and Television, Inc., which he founded in 1980 to acquire the stock of a corporation which operated four retail stores. Mr. Rose’s leadership as our Chief Executive Officer provides the Board with essential knowledge of the Company’s operations and strategic opportunities.

LAWRENCE TOMCHIN, 87, retired as our President and Chief Operating Officer in 2004, a position he held since 1990, and remained a part-time employee and consultant until January 31, 2006. From 1984 to 1990, he was our Executive Vice President and Chief Operating Officer. Mr. Tomchin has been a director since 1984. Mr. Tomchin was Vice President and General Manager of the corporation which was acquired by Rex Radio and Television, Inc. in 1980 and served as Executive Vice President of Rex Radio and Television, Inc. after the acquisition. Mr. Tomchin’s service as our retired Chief Operating Officer provides the Board with additional perspective of the Company’s operations.

ROBERT DAVIDOFF, 88, has been a director since 1984. Mr. Davidoff has been a Managing Director of Carl Marks & Co., Inc., an investment banking firm, since 1990, and the general partner of CMNY Capital II, L.P., a venture capital affiliate of Carl Marks & Co., since 1989. Mr. Davidoff was formerly a director of Cinedigm Digital Cinema Corp., Hubco Exploration, Inc. and Marisa Christina, Inc. Mr. Davidoff’s long career in investment banking and accounting background gives the Board seasoned, executive level financial knowledge.

EDWARD M. KRESS, 65, has been our Secretary since 1984 and a director since 1985. Mr. Kress has been a partner of the law firm of Dinsmore & Shohl LLP (formerly Chernesky, Heyman & Kress P.L.L.), our legal counsel, since 1988. Mr. Kress has practiced law in Dayton, Ohio since 1974. Mr. Kress, a lawyer and our legal counsel, provides the Board with critical legal advice and perspective.

CHARLES A. ELCAN, 51, has been a director since 2003. Mr. Elcan is a founder and President of China Healthcare Corporation, organized in May 2008 to build and operate hospitals in China. Mr. Elcan was Executive Vice President—Medical Office Properties of Health Care Property Investors, Inc. (HCP), a real estate investment trust specializing in health care related real estate, from October 2003 to April 2008, and served as the Chief Executive Officer and President of MedCap Properties, LLC, a real estate company located in Nashville, Tennessee that owned, operated and developed real estate in the healthcare field, from 1998 to October 2003. (HCP acquired MedCap Properties in October 2003.) From 1992 to 1997, Mr. Elcan was a founder and investor in Behavioral Healthcare Corporation (now Ardent Health Services LLC), a healthcare company that owns and operates acute care hospitals. Mr. Elcan, a founder of health care real estate companies, brings to the Board entrepreneurial experience and real estate expertise.

DAVID S. HARRIS, 55, has been a director since 2004. Mr. Harris has served as President of Grant Capital, Inc., a private investment company, since January 2002. From May 2001 to December 2001, Mr. Harris served as a Managing Director in the investment banking division of ABN Amro Securities LLC (ABN). From 1997 to May 2001, Mr. Harris served as a Managing Director and Sector Head of the Retail, Consumer and Leisure Group of ING Barings LLC (ING). The investment banking operations of ING were acquired by ABN in May 2001. From 1986 to 1997 Mr. Harris served in various capacities as a member of the investment banking group of Furman Selz LLC. Furman Selz was acquired by ING in 1997. Mr. Harris is currently also a director of Steiner Leisure Limited and Carrols Restaurant Group, Inc. He serves on the Audit Committee and the Compensation Committee of both companies and is the Chairman of the Audit Committee of Carrols Restaurant Group, Inc. and the Chairman of the Compensation Committee of Steiner Leisure Limited. Mr. Harris’ experience in investment banking, corporate finance and capital markets is valuable to the Board in developing strategy and evaluating senior management.

MERVYN L. ALPHONSO, 74, has been a director since 2007. Mr. Alphonso retired as Vice President for Administration and Chief Financial Officer of Central State University in March 2007, a position he held since 2004. Mr. Alphonso has over 30 years of experience in the banking industry. He was President, Dayton District, KeyBank National Association from 1994 to 2000 and held various management positions with KeyBank of New York, N.A., Crocker National Bank and Bankers Trust Company. Mr. Alphonso served as a Peace Corps volunteer from 2001 to 2003. Mr. Alphonso’s experience in the banking industry and as a chief financial officer provides the Board with financial management expertise.

LEE FISHER, 63, has been a director since 2011. Mr. Fisher is President and Chief Executive Officer of CEOs for Cities, a non-profit national organization of urban leaders focused on revitalizing American cities. Mr. Fisher is also a Senior Fellow with the Levin College of Urban Affairs at Cleveland State University and an Urban Scholar with the College of Urban Planning and Public Affairs at the University of Illinois-Chicago. Mr. Fisher served as Lieutenant Governor of Ohio from 2007 to 2011, including as Director of the Ohio Department of Development. Mr. Fisher was a director of REX from 1996 to 2006. He served as President and Chief Executive Officer of the Center for Families and Children, a private non-profit human services organization, from 1999 to 2006. Mr. Fisher was a partner in the law firm of Hahn Loeser & Parks LLP from 1995 to 1999, served as Ohio Attorney General from 1991 to 1995, State Senator and State Representative, Ohio General Assembly, from 1981 to 1990, and practiced law with Hahn Loeser & Parks from 1978 to 1990. Mr. Fisher was formerly a director of OfficeMax Incorporated. Mr. Fisher brings to the Board experience and understanding of government, public affairs, economic development, and regulatory and public policy.

J. DENNIS HASTERT, 73, has been a director since 2014. Mr. Hastert has been a member of the Public Policy & Law Practice of Dickstein Shapiro LLP since 2008 where he concentrates in the areas of government law and strategy and public policy. Mr. Hastert served as Speaker of the U.S. House of Representatives from January 1999 until January 2007 and was the longest-serving Republican Speaker in history. He was elected to the U.S. House of Representatives in 1987 and served Illinois’ 14th Congressional District from 1987 to 2007. He was a senior member of the Energy and Commerce Committee and prior to his time in Congress, Mr. Hastert served in the Illinois House of Representatives from 1980 to 1986. Mr. Hastert is currently also a director of CME Group, Inc., a derivatives marketplace that includes the Chicago Merchantile Exchange (CME), Board of Trade of the City of Chicago (CBOT), New York Merchantile Exchange (NYMEX) and Commodity Exchange (COMEX). Mr. Hastert is Chairman of the Compensation Committee and serves on the Governance, Nominating and Strategic Steering Committees of CME Group. Mr. Hastert’s prior government service, government leadership roles and experience in commodities markets will assist the Board and management in governmental and regulatory matters affecting our business.

Board of Directors

Our Board of Directors consists of nine directors. The Board has determined that six of the nine directors, Robert Davidoff, Charles A. Elcan, David S. Harris, Mervyn L. Alphonso, Lee Fisher and J. Dennis Hastert, are independent within the meaning of Section 303A.02 of the New York Stock Exchange (“NYSE”) Listed Company Manual.

To be considered independent, the Board must determine that the director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company, including commercial, industrial, banking, consulting, legal, accounting, charitable and family relationships, among others. Our Board has established the following guidelines, consistent with Section 303A.02 of the NYSE listing standards, to assist it in determining independence of directors.

•	A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship.

•

A director who receives, or whose immediate family member receives, more than $120,000 during any 12-month period in direct compensation from the Company, other than director or committee fees and pension or other forms of deferred compensation for prior service (not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 during any 12-month period in such compensation. (Compensation received by an immediate family member for service as a non-executive employee need not be considered in determining independence under this test.)

•

A director who is a partner or employee of the Company’s internal or external auditor, or whose immediate family member is a partner of such a firm, or an employee of such a firm and personally works on the Company’s audit, or a director or immediate family member who was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time, is not independent.

•

A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives at the same time serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

•

A director who is an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

Messrs. Davidoff, Harris, Alphonso and Fisher have no relationships with the Company other than being a director. Mr. Elcan and Mr. Hastert each have only an indirect, immaterial relationship with the Company.

Elcan & Associates, Inc., a firm owned by Mr. Elcan’s brother, provides real estate brokerage services to REX, and Mr. Elcan’s brother acted as a finder in connection with our investments in synthetic fuel limited partnerships and facilities. Because Mr. Elcan has no financial interest or involvement in Elcan & Associates, nor any involvement in REX’s business activities with Elcan & Associates, and the amount of our annual payments to Elcan & Associates falls within our director independence guidelines, the Board has determined that the relationship is not a material relationship affecting Mr. Elcan’s independence.

Dickstein Shapiro LLP, a law firm of which Mr. Hastert is a senior adviser, advises and represents REX in connection with legislative developments related to the Federal Renewable Fuel Standard. REX pays the firm a retainer of $5,000 per month. Because we believe Dickstein Shapiro is uniquely positioned to provide these services, and the amount of our annual payments to Dickstein Shapiro falls within our director independence guidelines, the Board has determined that the relationship is not a material relationship affecting Mr. Hastert’s independence.

Our Board of Directors held one meeting during the fiscal year ended January 31, 2015. The average attendance by incumbent directors at Board and Board Committee meetings was 100%.

Directors are invited and encouraged to attend our annual meeting of shareholders. All directors attended the 2014 Annual Meeting.

The non-management directors have the opportunity to meet at executive sessions without management following Audit Committee meetings. The presiding director for each executive session is rotated among the chairs of the independent Board committees.

Board Leadership Structure

Our Chief Executive Officer serves as the Chairman of the Board. The Board believes it is appropriate to combine the positions of Chief Executive Officer and Chairman because our CEO is the director most familiar with the Company’s business and is best suited to identify strategic opportunities and priorities. The Board also believes that combining the role of Chairman and Chief Executive Officer promotes efficiencies both in communications between management and the Board and in executing business strategy, and is an appropriate board leadership structure for a smaller public company. We have a presiding director, or lead director, for each executive session of the non-management directors which position is rotated among the chairs of the independent Board committees.

Board Role in Risk Oversight

The Board administers its risk oversight function principally through the Audit Committee. The Audit Committee oversees financial, legal, regulatory and operational risks and risk management. The Committee receives periodic reports from members of senior management who supervise day-to-day risk management activities on specific risks to the Company, risk management and risk mitigation. The Audit Committee reports to the full Board as appropriate. Overall review of risk is inherent in the full Board’s consideration of long-term strategies and in the transactions and other matters presented to the Board. The Board’s role in risk oversight has no effect on its leadership structure.

Board Committees

Our Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee and the Executive Committee.

Audit Committee. The Audit Committee assists Board oversight of the integrity of the financial statements of the Company, our compliance with legal and regulatory requirements, the independent accountants’ qualifications and independence, and the performance of the Company’s internal audit function and independent accountants. The Audit Committee is directly responsible for the appointment, retention and oversight of the work of the independent accountants. The Audit Committee acts pursuant to a written charter. The members of the Audit Committee are Messrs. Harris (Chairman), Davidoff, Alphonso and Fisher. All members of the Audit Committee are independent within the meaning of applicable NYSE listing standards and rules of the Securities and Exchange Commission (“SEC”). The Board has determined that Mr. Harris and Mr. Davidoff are each an audit committee financial expert as defined by applicable SEC rules and that all members of the Audit Committee are financially literate within the meaning of NYSE listing standards. The Audit Committee met five times during fiscal 2014.

Compensation Committee. The Compensation Committee has direct responsibility to review and approve CEO compensation, makes recommendations to the Board with respect to non-CEO compensation and compensation plans, and administers the Company’s stock plans. The Compensation Committee acts pursuant to a written charter. The members of the Compensation Committee are Messrs. Davidoff (Chairman), Elcan, Harris, Alphonso, Fisher and Hastert. All members of the Compensation Committee are independent within the meaning of applicable NYSE listing standards. The Compensation Committee met twice during fiscal 2014.

Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee identifies individuals qualified to become Board members consistent with criteria approved by the Board, recommends for the Board’s selection a slate of director nominees for election to the Board at the annual meeting of shareholders, develops and recommends to the Board the Corporate Governance Guidelines applicable to the Company, and oversees the evaluation of the Board and management. The Nominating/Corporate Governance Committee acts pursuant to a written charter. The members of the Nominating/Corporate Governance Committee are Messrs. Alphonso (Chairman), Davidoff, Elcan, Harris, Fisher and Hastert. All members of the Nominating/Corporate Governance Committee are independent within the meaning of applicable NYSE listing standards. The Nominating/Corporate Governance Committee took action once during fiscal 2014.

The Board seeks director candidates who possess the background, skills and expertise to make a significant contribution to the Board, the Company and shareholders. In identifying and evaluating director candidates, the Nominating/Corporate Governance Committee may consider a number of attributes, including experience, skills, judgment, accountability and integrity, financial literacy, time, industry knowledge, networking/contacts, leadership, independence from management and other factors it deems relevant. The Nominating/Corporate Governance Committee also considers diversity of professional experience, skills and individual qualities and attributes in identifying director candidates. The Nominating/Corporate Governance Committee reviews the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current directors and specific needs of the Company and the Board. The Nominating/Corporate Governance Committee may solicit advice from the CEO and other members of the Board.

The Nominating/Corporate Governance Committee will consider director candidates recommended by our shareholders. Shareholders must submit the name of a proposed shareholder candidate to the Nominating/Corporate Governance Committee at our corporate offices by the date specified under “Shareholder Proposals.”

Executive Committee. The Executive Committee is empowered to exercise all of the powers and authority of the Board of Directors between meetings of the Board, other than the power to fill vacancies on the Board or on any Board committee and the power to declare dividends. The members of the Executive Committee are Messrs. Rose and Tomchin. The Executive Committee took action once during fiscal 2014.

Code of Ethics, Corporate Governance Guidelines and Committee Charters

We have adopted a Code of Business Conduct and Ethics applicable to our employees, officers and directors. A copy of the Code of Business Conduct and Ethics has been filed as an exhibit to our Annual Report on Form 10-K for the year ended January 31, 2004 and is posted on our website www.rexamerican.com.

We have adopted a set of Corporate Governance Guidelines addressing director qualification standards, director responsibilities, director access to management and independent advisors, director compensation and other matters. A copy of the Corporate Governance Guidelines is posted on our website www.rexamerican.com.

The charters of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee are posted on our website www.rexamerican.com.

Procedures for Contacting Directors

Shareholders and interested parties may communicate with the Board, the non-management directors as a group, or a specific director by writing to REX American Resources Corporation, 7720 Paragon Road, Dayton, Ohio 45459, Attention: Board of Directors, Non-Management Directors or [Name of Specific Director]. All communications will be forwarded as soon as practicable to the specific director, or if addressed to the Non-Management Directors to the Chairman of the Audit Committee, or, if addressed to the Board, to the Chairman of the Board or other director designated by the Board to receive such communications.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The objectives of our executive compensation program are to motivate and retain our key employees, to tie annual incentives to corporate performance and profitability, and to provide long-term incentives for executives to create shareholder value.

We considered the results of the shareholder advisory vote on executive compensation in 2014. We believe the approval received shows that shareholders support our executive compensation decisions and policies.

Elements of Executive Compensation

The elements of our executive compensation program are discussed below.

Base Salary. Base salaries of our executive officers are set at a level to reflect individual job responsibilities, with consideration given for past contributions and length of service. Base salary levels also reflect individual annual incentive opportunities, with salaries set lower where annual incentive opportunities are higher. The base salary of our CEO is set at a level below that of salaries paid to CEOs of other public companies in the ethanol industry in recognition of his annual incentive opportunities and prior stock option awards. Base salaries are reviewed annually and adjusted from time to time to reflect individual responsibilities and corporate performance. For comparative purposes, we review base salaries paid by companies in our industry peer group, including Pacific Ethanol, Inc. and Green Plains Inc. We do not engage in benchmarking in setting or adjusting base salaries. Base salaries of our President, Mr. Rizvi, and our CFO, Mr. Bruggeman, were unchanged for fiscal 2014.

Annual Incentive Program. Our annual incentive program is designed to reward executive officers for corporate performance and to incentify those individuals to contribute to corporate profitability. Annual incentives are based on corporate performance and profitability measures. There are no individual performance goals or objectives.

For fiscal 2014, the annual incentive opportunities for our executive officers were based upon (1) performance of our alternative energy and ethanol investments and determined as a specific percentage of alternative energy or ethanol pre-tax income and (2) all other income (consisting primarily of real estate income) and determined as a specific percentage of all other pre-tax income.

We define pre-tax income from alternative energy, ethanol and all other for purposes of our annual incentive program as pre-tax income from continuing and discontinued operations less income attributable to non-controlling interests, adding back incentive accrual, directors and officers liability insurance, and certain costs associated with being a public company.

We chose the foregoing measures to incentivize our executive officers to grow profits. Specific quantitative corporate performance factors and measures for determining individual annual incentive awards are described under “Employment Agreements” and “Grants of Plan-Based Awards” following the Summary Compensation Table.

The annual incentive program for executive officers includes a “clawback” provision. For purposes of computing awards under the program, in the event of a loss in any fiscal year, pre-tax income utilized in computing awards in subsequent years is reduced by 50%, until the cumulative reduction equals the amount of the earlier loss. We believe the clawback ensures that executive incentive awards are paid based on cumulative pre-tax income (net of losses) and provides incentive to focus on long-term, sustained earnings growth.

Annual incentive awards are determined and paid on a formula basis without discretion to increase or decrease award amounts.

Long-Term Incentive Awards. Long term incentive awards historically were made in the form of stock option grants under our 1995 and 1999 Omnibus Stock Incentive Plans. Stock appreciation rights, restricted stock and other stock-based awards are authorized, but have not been granted, under the Plans.

We have not granted stock options since 2004 in part due to the significant impact on our results of operations from the requirement to recognize compensation cost for share-based payments under Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment. No stock options granted in prior years were outstanding at the end of 2014. To strengthen the link between our executive compensation program and long-term corporate performance, we may consider paying a portion of awards earned under our annual incentive program in restricted stock or other long-term stock-based awards under the REX 2015 Incentive Plan, subject to shareholder approval of the Plan.

Role of Executive Officers in Determining Executive Compensation

The Compensation Committee of our Board of Directors determines the compensation paid to our CEO. Our CEO recommends base salary levels and annual incentive opportunities for executive officers other than himself. All annual incentive payments to executive officers are approved by the Compensation Committee.

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction to a public company for compensation paid in excess of $1 million in any taxable year to the company’s chief executive officer or any of its other four highest paid executive officers. This limitation does not apply to “performance-based” compensation, as defined under federal tax laws, under a plan approved by shareholders.

For 2014, the annual incentive payable to Messrs. Rose, Bruggeman and Rizvi was subject to an aggregate $1 million annual maximum. Depending upon an executive’s salary, annual incentive, other compensation, and exercise of previously granted stock options under plans not approved by shareholders, the individual’s annual compensation could exceed the $1 million limitation.

We may make annual incentive awards under the 2015 REX Incentive Plan to qualify the awards as “performance-based” compensation, subject to shareholder approval of the Plan.

The Compensation Committee considers anticipated tax treatment when reviewing executive compensation, but does not limit executive compensation to amounts deductible under Section 162(m) in order to maintain flexibility to structure compensation programs.

Compensation Consultant

In June 2014, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”), an outside independent compensation consultant, to assess the competitiveness of REX’s current executive compensation program and to review the competitiveness of REX’s non-executive director compensation. Pearl Meyer delivered their assessments, recommendations and advice to the Compensation Committee in late 2014. Pearl Meyer provided no other or additional services to the Compensation Committee or REX.

Compensation Consultant’s Competitive Assessments

In performing its assessments, Pearl Meyer developed a Company-approved peer group of 14 companies1 from which data was matched to REX executive officer and non-executive directors, and board survey data reflecting industry–and size–appropriate comparators. Pearl Meyer concluded in their assessments that:

[1] The peer group companies (ticker) are Green Plains Inc. (GPRE), Darling Ingredients Inc. (DAR), Renewable Energy Group, Inc. (REGI), W&T Offshore Inc. (WTI), Pacific Ethanol, Inc. (PEIX), Par Petroleum Corporation (PARR), EXCO Resources Inc. (XCO), Bill Barrett Corp. (BBG), Legacy Reserves LP (LGCY), Landec Corp. (LNDC), FutureFuel Corp. (FF), Rentech, Inc. (RTK), Clean Energy Fuels Corp. (CLNE) and Aemetis, Inc. (AMTX).

•

On an overall basis, total direct compensation of REX’s named executive officers (CEO, COO and CFO) is below the competitive range at the 35th percentile of the market, due mainly to a combination of low base salaries, large annual incentives, and no annual long-term incentive awards.

•

REX’s total annual Board compensation is positioned below the peer group 25th percentile. While the annual cash retainer is positioned at the peer group 45th percentile, REX’s other competitive positioning are also all below the 25th percentile because REX does not provide any Committee compensation (except to the Audit Committee Chair) or equity compensation to non-executive directors.

Determinations and Considerations for 2015

Based in part on the Pearl Meyer competitive assessments, the Compensation Committee made the following determinations and considerations with respect to REX’s executive compensation program for fiscal 2015:

•

The Compensation Committee approved, subject to shareholder approval, the REX 2015 Incentive Plan to enable the Company to provide annual and long-term incentive awards to officers, employees, directors and consultants.

•

The Compensation Committee has not established annual incentive award opportunities for executive officers for 2015. When such awards are made, the Committee may consider paying a portion of each award opportunity that is earned in restricted stock or other long-term stock-based award under the 2015 Incentive Plan, subject to shareholder approval of the Plan.

Compensation Committee Report

The Compensation Committee of the Board of Directors of REX American Resources Corporation has reviewed and discussed the Compensation Discussion and Analysis with management. Based on that review and discussion, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in the proxy statement for our 2015 annual meeting of shareholders.

ROBERT DAVIDOFF, Chairman
CHARLES A. ELCAN
DAVID S. HARRIS
MERVYN L. ALPHONSO
LEE FISHER
J. DENNIS HASTERT

Compensation Committee Interlocks and Insider Participation

Charles A. Elcan, a member of the Compensation Committee, has an indirect relationship with the Company. Elcan & Associates, Inc., a firm owned by Mr. Elcan’s brother, provides real estate brokerage services to REX and, in 2015, an entity owned by Mr. Elcan’s brother purchased real estate from REX. These transactions are described under “Certain Relationships and Related Transactions.”

Summary Compensation Table

The following table sets forth the compensation of our Chief Executive Officer, Chief Financial Officer and our other most highly compensated executive officers.

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation (1)($)	All Other Compensation (2)($)	Total ($)
Stuart A. Rose	2014	154,500	1,000,000	—	1,154,500
Chairman of the Board and	2013	154,500	1,000,000	—	1,154,500
Chief Executive Officer	2012	154,500	—	—	154,500
Douglas L. Bruggeman	2014	275,700	1,000,000	200	1,275,900
Vice President—Finance, Chief	2013	275,700	587,615	200	863,515
Financial Officer and Treasurer	2012	275,700	—	200	275,900
Zafar A. Rizvi	2014	199,070	1,000,000	200	1,199,270
President and Chief Operating	2013	199,070	1,000,000	200	1,199,270
Officer	2012	199,070	—	200	199,270

(1)	Amounts in this column reflect incentive awards earned under our annual incentive program. See “Grants of Plan-Based Awards.”

(2)	Amounts in this column for fiscal 2014 reflect $200 401(k) matching contribution on behalf of each named executive officer other than Mr. Rose.

Employment Agreements

Stuart A. Rose, our Chairman and Chief Executive Officer, has an employment agreement with Rex Radio and Television, Inc. that provides for an annual salary of $154,500 and an annual incentive based upon (i) the earnings before income taxes of our retail business, or Retail EBT, and (ii) the earnings before income taxes of our alternative energy investments, or Energy Investment EBT, equal to 3% of the Energy Investment EBT for the fiscal year, but in no event will Mr. Rose receive a total incentive award exceeding $1 million in any fiscal year. Since the exit from our retail business in fiscal 2009 and the classification of all retail related activities in discontinued operations, the Retail EBT component of Mr. Rose’s annual incentive has been calculated using all other (non-alternative energy) pre-tax income, which includes gains on sale of real estate, consistent with other executive officer annual incentives and determined at 0.5% of all other pre-tax income. Mr. Rose is also eligible to participate in all employee benefit plans.

Mr. Rose’s employment agreement is for a term of two years and one month commencing January 1, 2006 and continuing through January 31, 2008 and is automatically renewed for additional one-year terms unless earlier terminated by resignation, death, total disability or termination for cause, or unless terminated by either party upon 180 days notice. Termination for “cause” means Mr. Rose’s repeated failure or refusal to perform his duties under the agreement, violation of any material provision of the agreement, or clear and intentional violation of law involving a felony which has a materially adverse effect on us. If Mr. Rose’s employment is terminated by us without cause, he is entitled to the balance of his annual salary plus all rights to the annual incentive based on Retail EBT and Energy Investment EBT for the remainder of the employment period. If Mr. Rose’s employment is terminated for any other reason, he is entitled to a pro rata portion of his annual salary and annual incentive based upon the date of termination.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of awards to each named executive officer in fiscal 2014 under our annual incentive program.

Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
	Threshold ($)	Target (1)($)	Maximum ($)
Stuart A. Rose	0	1,000,000	1,000,000
Douglas L. Bruggeman	0	587,615	1,000,000
Zafar A. Rizvi	0	1,000,000	1,000,000

(1)

Target amounts are not determinable at the time of grant. SEC rules require us to provide a representative amount based on the previous fiscal year’s performance if the target amount is not determinable. Target amounts shown are representative amounts based on fiscal 2013 performance.

Mr. Rose’s annual incentive award, which is set forth in his employment agreement, is earned at (i) 3% of the earnings before income taxes of our alternative energy investments and (ii) 0.5% of all other pre-tax income for fiscal 2014, subject to a maximum $1,000,000 payout for the year.

Mr. Bruggeman’s annual incentive award is earned at (i) 1% of our ethanol pre-tax income and (ii) 0.75% of all other pre-tax income for fiscal 2014, subject to a maximum $1,000,000 payout for the year.

Mr. Rizvi’s annual incentive award is earned at (i) 2% of our ethanol pre-tax income and (ii) 0.5% of all other pre-tax income for fiscal 2014, subject to a maximum $1,000,000 payout for the year.

For fiscal 2014, Mr. Rose, Mr. Bruggeman and Mr. Rizvi each earned an annual incentive award of $1,000,000, the maximum award opportunity. Mr. Rose’s incentive award was based on REX achieving $142,439,767 alternative energy pre-tax income (ethanol and Future Energy venture) for fiscal 2014. Mr. Bruggeman’s and Mr. Rizvi’s incentive awards were based on REX achieving $142,676,639 ethanol pre-tax income for fiscal 2014. All other pre-tax income (loss) did not contribute to incentive awards for 2014.

Option Exercises and Vested Stock for Fiscal 2014

The following table sets forth information concerning exercise of stock options during fiscal 2014 for each named executive officer.

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Stuart A. Rose	—	—
Douglas L. Bruggeman	20,700	996,922
Zafar A. Rizvi	35,000	1,674,303

Potential Payments Upon Termination or Change in Control

Pursuant to Mr. Rose’s employment agreement, if he is terminated without cause, as defined in his agreement, we must pay him the balance of his annual salary plus incentive based on Retail EBT and Energy Investment EBT for the remainder of the employment period. We agreed to pay Mr. Rose the balance of his salary and annual incentive because a termination without cause would not be reflective of his individual performance. Under these circumstances, we believe he should receive his full contractual compensation. Salary payments for the first six months are paid in a lump sum in the seventh month following termination and no less frequently than monthly thereafter, and incentive payments are paid in annual installments corresponding to the performance period.

Assuming the employment of Mr. Rose was terminated without cause on January 31, 2015, and assuming equivalent incentive amounts for fiscal 2014 and 2015, Mr. Rose would be entitled to a cash payment of $1,154,000. If Mr. Rose’s employment is terminated for any reason other than without cause, we must pay him a pro rata portion of his annual salary and incentive based upon the date of termination.

Mr. Rose is subject to non-competition provisions for a period of two years following termination of employment for any reason, as well as confidentiality provisions, in his employment agreement.

All unvested options granted under our stock option plans automatically vest upon a change in control. There were no unvested options outstanding at January 31, 2015.

Director Compensation for Fiscal 2014

The following table sets forth information concerning the compensation of our non-employee directors for fiscal 2014.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Lawrence Tomchin	45,000	45,000
Robert Davidoff	45,000	45,000
Edward M. Kress	—	—
Charles A. Elcan	45,000	45,000
David S. Harris	50,000	50,000
Mervyn L. Alphonso	45,000	45,000
Lee Fisher	45,000	45,000
J. Dennis Hastert	22,500	22,500

Director Compensation Arrangements

Directors who are not officers or employees of REX are paid an annual retainer of $20,000 per year (plus reasonable travel expenses) and a $5,000 per year retainer if they serve on one or more Board committees. The Chairman of the Audit Committee is paid an additional $5,000 per year retainer.

Non-employee directors are eligible to receive grants of stock options under our 1999 Omnibus Stock Incentive Plan. Under the Plan, on the date of each annual meeting of shareholders, each non-employee director is awarded a nonqualified stock option to purchase a number of shares of our common stock such that the exercise price of the option multiplied by the number of shares subject to the option is as near as possible to $100,000, but in no event more than 10,000 shares. The exercise price of each nonqualified option is the fair market value of the common stock on the date of grant. The options are exercisable in five equal annual installments commencing on the first anniversary of the date of grant and expire ten years from the date of grant.

Directors who are not officers or employees are paid an additional $20,000 per year for each year such director waives his right to the grant of stock options pursuant to the 1999 Omnibus Stock Incentive Plan. The non-employee directors waived their right to the grant of stock options under the Plan for fiscal 2014.

Compensation Policies and Risk

We believe the compensation policies and practices for our employees do not encourage excessive or inappropriate risk taking and are not reasonably likely to have a material adverse effect on the Company.

Our compensation program consists of fixed and variable components. The fixed portion, base salary, provides stable income regardless of Company performance or stock price. The variable portion, annual incentive and stock option or stock-based awards, awards both short-term and long-term corporate performance.

Our annual incentive program is based on the Company’s earnings before income taxes. We believe that basing annual incentives on pre-tax income encourages executives to focus on growing profits rather than other measures such as gross revenues which may incentivize executives to increase sales without regard to operating costs. We cap each executive’s total annual incentive award which we believe reduces the incentive to engage in excess risk taking as incentive payments are limited. We have used pre-tax income as our annual incentive performance measure for several years without evidence that it has increased our risk profile.

Long-term performance is reflected in stock option or stock-based awards that typically vest in installments over several years and grow in value if our stock price increases over time. We believe that our stock option or stock-based awards and the clawback provision in our annual incentive program create a disincentive to engage in short-term risk taking which could ultimately harm the Company’s long-term performance and stock price.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity compensation plans approved by security holders(1)	—	$—	108,011
Equity compensation plans not approved by security holders(2)	—	$—	2,302,425

Total	—	$—	2,410,436

(1)	Includes the REX American Resources Corporation 1995 Omnibus Stock Incentive Plan.

(2)

Includes the REX American Resources Corporation 1999 Omnibus Stock Incentive Plan.

Under the 1999 Omnibus Plan, awards in the form of nonqualified stock options, stock appreciation rights, restricted stock, other stock-based awards and cash incentive awards may be granted to officers and key employees. The 1999 Omnibus Plan also allows for yearly grants of nonqualified stock options to non-employee directors. The exercise price of each option must be at least 100% of the fair market value of the Common Stock on the date of grant. A maximum of 4,500,000 shares are authorized for issuance under the 1999 Omnibus Plan, of which 2,302,425 shares remained available for issuance at January 31, 2015.

APPROVAL OF THE REX 2015 INCENTIVE PLAN
(Item 2)

In April 2015 the Board of Directors of the Company approved, subject to shareholder approval, the REX American Resources Corporation 2015 Incentive Plan (the “Incentive Plan”). If the Incentive Plan is approved by shareholders, the Company’s 1995 Omnibus Stock Incentive Plan (the “1995 Plan”) and the Company’s 1999 Omnibus Stock Incentive Plan (the “1999 Plan”) (collectively, the “Omnibus Plans”) would be terminated and no additional stock options or other awards would be granted under the Omnibus Plans. The Company has no compensation plans other than the Omnibus Plans under which equity awards can be made to employees, directors or others.

As of April 28, 2015, no awards were outstanding under the Omnibus Plans and 108,011 and 2,302,425 shares remained available for issuance under the 1995 Plan (approved by shareholders) and the 1999 Plan (not approved by shareholders), respectively. The Company has not granted stock options or other equity awards under the Omnibus Plans since 2004.

A maximum of 550,000 shares of Common Stock would be available for issuance under the Incentive Plan, which would represent approximately 7.0% of the Company’s outstanding shares as of April 28, 2015.

The Board of Directors believes it is in the best interest of the Company to adopt the Incentive Plan to enable the Company to (i) reward and motivate officers, key employees, directors and consultants with compensation in a form allowing them to participate in the growth of the Company, (ii) enhance the ability of the Company to attract qualified individuals for positions with the Company, and (iii) promote an identity of interest between persons receiving awards and the Company’s shareholders.

Plan Description

The following summary of the Incentive Plan is qualified in it entirety by reference to the Incentive Plan, a copy of which is attached to this Proxy Statement as Appendix A.

The Incentive Plan provides for grants of a variety of long-term incentives, including restricted stock, restricted stock units, stock options, stock appreciation rights, unrestricted stock and performance awards payable in cash or stock.

The Incentive Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee consists solely of independent directors.

Persons eligible to participate in the Incentive Plan (“Participants”) are (i) employees of the Company or a subsidiary of the Company serving in managerial, administrative or professional positions, (ii) directors or officers of the Company or (iii) consultants to the Company or a subsidiary of the Company.

Awards under the Incentive Plan would be made by the Compensation Committee in its sole discretion. Accordingly, the amounts and types of awards that would be made under the Incentive Plan are not determinable at this time. Additionally, the ultimate value of any awards that are made under the Incentive Plan would depend on the value of Common Stock at the time of settlement of the awards, which also is not determinable at this time. See “New Plan Benefits” for a table showing hypothetical amounts had the Incentive Plan been in effect for fiscal 2014. On April 21, 2015, the closing price of the Common Stock on the New York Stock Exchange was $64.11.

The types of awards that may be made under the Incentive Plan are described below.

Restricted Stock. Common Stock may be awarded under the Incentive Plan subject to such terms and conditions as the Compensation Committee may determine (“Restricted Stock”). Such terms and conditions may include, but are not limited to, the requirement of continued service with the Company, the manner in which the Restricted Stock is held, the extent to which the holder of the Restricted Stock has rights of a shareholder and the circumstances under which the Restricted Stock shall be forfeited. Upon the termination of employment of a Participant who is an employee during the period any restrictions are in effect, all Restricted Stock shall be forfeited unless otherwise provided in the grant of the Restricted Stock or pursuant to the terms of the Participant’s employment agreement, if any. The period over which an award of Restricted Stock may vest may not be less than three years from the date of grant of the award, except for awards made to non-employee directors or non-employee officers, which may have a vesting period of less than three years.

Restricted Stock Units. A restricted stock unit (a “RSU”) is a right to receive Common Stock or cash or a combination thereof over a specified period of time. A RSU will be subject to the same types of terms and conditions as may be made applicable to awards of Restricted Stock, including those identified above. The period over which an award of RSUs may vest may not be less than three years from the date of grant of the award, except for awards made to non-employee directors or non-employee officers, which may have a vesting period of less than three years.

Performance Awards. Under the Incentive Plan, the Compensation Committee may grant performance awards entitling the Participant to receive Common Stock or cash based upon the achievement of individual, Company or business unit performance goals identified in the Incentive Plan and upon such other conditions as the Compensation Committee may determine, including, but not limited to, those described above, for Restricted Stock. Unless otherwise provided in the award, an employee receiving a performance award must be an employee at the end of the performance period to receive the award. The period over which a performance award of Common Stock may vest must be at least one year.

Stock Options. Stock options granted under the Incentive Plan may be either (i) options intended to qualify as “incentive stock options” under the Code, or (ii) non-qualified stock options. Incentive stock options may be granted under the Incentive Plan to employees of the Company and its corporate subsidiaries (as defined in the Code). Non-qualified stock options may be granted to consultants, directors, officers or employees of the Company and its subsidiaries.

A stock option may vest in a Participant to whom it is granted and be exercisable only after the earliest of (i) such period of time as the Compensation Committee determines and specifies in the grant (which may be in installments), but, with respect to employees, in no event less than one year following the date of grant, (ii) the Participant’s death or (iii) a change in control (as defined below) of the Company.

The exercise price of stock options, as determined by the Compensation Committee, may not be less than the fair market value of the Common Stock on the date of grant and the term of any stock option may not exceed ten years from the date of grant. With respect to any Participant who owns stock representing more than 10% of the voting power of the outstanding capital stock of the Company, the exercise price of any incentive stock option may not be less than 110% of the fair market value of such shares on the date of grant and the term of such option may not exceed five years from the date of grant. The aggregate fair market value, determined as of the date the related stock option is granted, of all Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant in any one calendar year may not exceed $100,000.

Payment of the option price may be made by certified, bank cashier’s or personal check, by tender of Common Stock then owned by the Participant or by any other means acceptable to the Compensation Committee and must be made on the date of exercise of the option. Incentive stock options granted pursuant to the Incentive Plan are not transferable, except as permitted under the Code. Non-qualified stock options are subject to restrictions on transfer as set forth in the award agreements for the options. With respect to Participants who are employees, during the Participant’s lifetime, generally, options may be exercised only while the Participant is in active employment with the Company or within 90 days after such employment is terminated for cause. Where, however, such employment is terminated as a result of the death or total disability (as defined in the Incentive Plan) of the employee, options may be exercised within one year after death or total disability. Where employment is terminated other than due to the death or total disability of the Participant, or by the Company for cause, employees have one year to exercise their options after termination. Notwithstanding the foregoing, any ISO is only exercisable while the Participant is in active employment with the Company or within three months after termination of such employment, or within a one-year period after the Participant’s death or termination of employment on account of total disability.

Stock Appreciation Rights. A stock appreciation right (a “SAR”) is a contractual right granted to the Participant to receive, either in cash or Common Stock, an amount equal to the appreciation of one share of Common Stock from the date of grant through a specified period of time. SARs may be granted as freestanding awards or in tandem with awards of options. Unless otherwise determined by the Compensation Committee, if a SAR is granted in relation to an option, the terms and conditions applicable to the SAR will be based on the terms and conditions applicable to the option. A SAR granted in relation to an option may only be exercised upon surrender of the right to exercise such option for an equivalent number of shares of Common Stock. An option granted in relation to a SAR may only be exercised upon surrender of the right to exercise such SAR for an equivalent number of shares of Common Stock. A SAR shall vest in a Participant to whom it is granted and be exercisable only after the earliest of (i) such period of time as the Compensation Committee determines and specifies in the grant (which may be in installments), but, with respect to employees, in no event less than one year following the date of grant, (ii) the Participant’s death or (iii) a change in control of the Company. The term of a SAR may not exceed ten years from the date of grant.

No Repricing. Unless such action is approved by the Company’s shareholders, (i) no outstanding options or SARs granted under the Incentive Plan may be amended to provide an option price or grant price that is lower than the then-current option price or grant price of such outstanding options or SARs, (ii) no outstanding options or SARs may be cancelled and new awards granted in substitution covering the same or a different number of shares of Common Stock and having an option price or grant price lower than the then-current option price or grant price of the cancelled options or SARs and (iii) the Compensation Committee may not authorize the repurchase of outstanding options or SARs which have an option price or grant price that is higher than the then-current fair market value of a share of Common Stock.

Rights of Holders. Unless otherwise provided in the agreement for a particular award, holders of performance awards, Restricted Stock or RSUs do not have any rights of holders of Common Stock.

Unrestricted Stock. The Committee may also grant Common Stock (at no cost or for a purchase price determined by the Compensation Committee) that is free from any forfeitability restrictions.

Section 162(m) Compliance. The Incentive Plan has language intended to comply with the provisions of Section 162(m) of the Code, including, among other things, the criteria for specified performance goals that may be established by the Compensation Committee in connection with awards and a limit on the maximum number of shares of Common Stock that may be granted to a Participant under the Incentive Plan in any fiscal year.

Award Limitations. Other than as specifically provided in a Participant’s employment agreement, with respect to any fiscal year, a performance award to any Participant in the form of cash cannot have a value in excess of $4,000,000. The maximum number of shares that may be subject to an award granted to a covered employee during any fiscal year is 50,000.

Change in Control. Unless otherwise provided in an award agreement, in the event of a change in control of the Company, the Compensation Committee may provide that (i) some or all outstanding awards may become immediately exercisable or vested, (ii) awards terminate, provided that the Participant would have the right, immediately prior to the change in control, to exercise any vested award and/or (iii) awards terminate, provided the Participant would be entitled to a cash payment equal to the excess of the aggregate fair market value of the Common Stock subject to the awards (to the extent then exercisable or otherwise, as determined by the Compensation Committee) over the aggregate option price, grant price or purchase price. In a year when a change in control takes place, no awards other than cash performance awards will be payable to otherwise eligible Participants after the change in control. For purposes of the Incentive Plan, a “change in control” is deemed to occur if (i) any person becomes the beneficial owner of shares of the Company representing 25% or more of the voting power of the Company, (ii) the Incumbent Directors (as defined in the Incentive Plan) cease to constitute a majority of the Board of Directors of the Company, (iii) the shareholders of the Company approve a merger or other business combination transaction resulting in less than 50% of the voting securities of the surviving or resulting corporation immediately after the event being owned by the shareholders of the Company or (iv) the shareholders of the Company approve a plan of liquidation or sale of substantially all of the Company’s business or assets as an entirety.

The Compensation Committee has discretion in the case of a change in control of a subsidiary of the Company to accelerate the exercisability or vesting of outstanding awards under the Incentive Plan.

Dissolution or Liquidation. In the event of dissolution or liquidation of the Company, the Incentive Plan and all awards granted thereunder would terminate, but holders of awards granted under the Incentive Plan would have the right to exercise those awards whether or not the awards were then otherwise exercisable.

Adjustment in the Event of Recapitalization. In the event of a recapitalization, stock split, stock dividend, merger or certain other corporate events or any other event which, in the judgment of the Compensation Committee, necessitates adjustment to prevent potential dilution or enlargement of the benefits or potential benefits to Participants under the Incentive Plan, the Compensation Committee would make such adjustments as it deems appropriate to (i) the number and type of Common Stock available under the Incentive Plan as a whole and with respect to individuals, (ii) the number and type of Common Stock subject to or underlying any award, (iii) the grant price, purchase price or option price with respect to any award under the Incentive Plan and (iv) to the extent permissible in light of Section 162(m) of the Code, the performance goals with respect to an award under the Incentive Plan.

Tax Withholding. The Company has the right (i) to make deductions from any settlement of an award, including delivery or vesting of shares, or require that shares or cash, or both, be withheld from any award, in each case, in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law or (ii) to take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Compensation Committee may determine the manner in which such tax withholding is to be satisfied and may permit Common Stock to be used to satisfy required tax withholding.

General. The Incentive Plan would expire in June 2025, after which no awards would be permitted to be granted. Except as may be required under any applicable regulatory rules, the Board of Directors would have the right at any time to suspend, terminate or amend the Incentive Plan without the consent of Participants or the Company’s shareholders, provided that no such action would adversely affect awards previously granted without the recipient’s consent, materially increase the benefits accruing to Participants, materially increase the number of shares of Common Stock which may be issued under the Incentive Plan, or materially modify the requirements for participation in the Incentive Plan.

Certain Federal Income Tax Consequences

The following is a brief summary of the United States federal income taxation of equity awards under the Incentive Plan. It does not purport to be exhaustive, and does not discuss the tax consequences of a Participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the Participant may reside. Additionally, federal income tax laws and regulations are complex and frequently amended, and each Participant should rely on his or her own tax counsel for advice regarding the federal income tax consequences of participation in the Incentive Plan.

Stock Awards. Participants may be awarded Common Stock subject to such conditions as are established by the Committee, including the requirement of continued service with the Company. The grant of Common Stock that is subject to a substantial risk of forfeiture and that is nontransferable will create no immediate income tax consequences to a Participant or the Company. Unless the Participant makes an election under Code Section 83(b) to accelerate the timing of the taxation of a stock award, in general, a stock award is taxable as ordinary income to the Participant on the earlier of the date the stock award is either transferable or is no longer subject to a substantial risk of forfeiture. A substantial risk of forfeiture is a condition to continued ownership of a stock award (such as a requirement to provide service to the Company through a specific date), and a stock award becomes transferable when it may be transferred to a third party without the continuance of the substantial risk of forfeiture. A Participant may accelerate the timing of the taxation of a stock award by making an election under Code Section 83(b). If such election is made, the stock award will be taxable as ordinary income to the Participant on the date the stock award is granted.

On the date a stock award becomes taxable, the difference between the fair market value of the stock award and any amount paid by the Participant for the stock award is taxable to the Participant as ordinary income. This becomes the Participant’s tax basis in the stock award. If the Participant is an employee of the Company, the ordinary income a Participant is required to recognize will constitute wages for federal income and employment tax withholding purposes. Accordingly, depending on the terms of a particular award, the Company will be required to either withhold federal income and employment tax from wages or obtain payment from the Participant of the amount of required withholding and employment taxes. Upon a Participant’s subsequent disposition of the stock award, the Participant will recognize a capital gain or loss

(long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the stock award’s tax basis.

The Company will generally be entitled to a tax deduction with respect to stock awards in the fiscal year the stock award becomes taxable to the Participant. The amount of the tax deduction will equal the amount of ordinary income that is recognized by the Participant.

Restricted Stock Units. The grant of a RSU will create no income tax consequences to the Company or the Participant. Upon the Participant’s receipt of cash and/or Common Stock at the end of the applicable performance or vesting period, the Participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the Common Stock received, and the Company will be entitled to a corresponding tax deduction in the same amount and, generally, at the same time. Upon a Participant’s subsequent disposition of the Common Stock, the Participant will recognize a capital gain or loss (long- term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the Common Stock’s tax basis, i.e., the fair market value of the Common Stock on the date the Participant received the Common Stock.

Non-Qualified Stock Options. The grant of a non-qualified stock option will create no income tax consequences to a Participant or the Company. On the exercise of a non-qualified stock option, a Participant will recognize as ordinary income an amount equal to the excess of the fair market value of the Common Stock acquired over the option price paid by the Participant. A Participant’s tax basis in the Common Stock acquired upon the exercise of a non-qualified stock option is the amount paid for the Common Stock plus any amount included in income with respect to the exercise. Any gain or loss that a Participant recognizes on a subsequent disposition of Common Stock acquired upon the exercise of a non-qualified stock option generally will be long-term or short-term capital gain or loss depending on the length of time the Participant held the Common Stock. The amount of the gain (or loss) will equal the excess (or deficiency) of the amount realized on the subsequent disposition less the Participant’s tax basis in the Common Stock.

If the Participant is an employee of the Company, the ordinary income a Participant is required to recognize on the exercise of a non-qualified stock option will constitute wages for federal income and employment tax withholding purposes. Accordingly, depending on the terms of an award, the Company will be required to either withhold federal income and employment tax from wages or obtain payment from the Participant of the amount of required withholding and employment taxes.

The foregoing discussion assumes that the Participant pays the option price in cash. Special income tax rules (beyond the scope of this discussion) apply to a Participant who exercises an incentive stock option or a non-qualified stock option by paying the option price, in whole or in part, through the transfer to the Company of Common Stock the Participant already owns.

The Company will generally be entitled to a tax deduction with respect to non-qualified stock options in the same amount and at the same time as ordinary income is recognized by the Participant.

Incentive Stock Options. The grant of an incentive stock option will create no income tax consequences to a Participant or the Company. A Participant will not recognize taxable income on the exercise of an incentive stock option (although the exercise of an incentive stock option can increase a Participant’s alternative minimum tax liability because the difference between the fair market value of the Common Stock acquired and the option price will be included in the Participant’s alternative minimum taxable income). A Participant will recognize taxable income if and when the Participant disposes of the Common Stock acquired upon the exercise of an incentive stock option. If the disposition occurs more than two years after the grant of the incentive stock option and more than one year after the Common Stock is transferred to the Participant on exercise of the incentive stock option (the “Incentive Stock Option Holding Period”), the Participant will recognize capital gain (or loss) equal to the excess (or deficiency) of the amount realized from disposition of the Common Stock less the Participant’s tax basis in the Common Stock. A Participant’s tax basis in the Common Stock generally is the amount the Participant paid on exercise of the incentive stock option. The capital gain (or loss) will be long-term or short-term depending on the length of time the Participant held the Common Stock.

If Common Stock acquired under an incentive stock option is disposed of before the expiration of the Incentive Stock Option Holding Period (a “Disqualifying Disposition”), a Participant generally will recognize as ordinary income, in the year of the Disqualifying Disposition, an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the option price paid by the Participant (“Exercise Date Option Spread”). Any additional gain will be treated as long-term or short- term capital gain depending on the length of time the Participant held the Common Stock.

A special rule applies to a Disqualifying Disposition of Common Stock where the amount realized on the disposition is less than the Exercise Date Option Spread. In that event, the Participant generally will recognize ordinary income up to the amount of aggregate gain on the disposition. In the event the amount realized on the disposition is less than the option price paid by the Participant, the Participant will not recognize any ordinary income, but will realize a long-term or short-term capital loss depending on the length of time the Participant held the Common Stock. The amount of any such loss will equal the difference between the option price paid by the Participant and the amount realized on the disposition of the Common Stock.

The foregoing discussion assumes that the Participant exercises the incentive stock option while the Participant is an employee of the Company or within three months of termination of employment. However, in the event of total disability or death of a Participant, incentive stock options may be exercised for one year after termination.

The Company will not be entitled to a tax deduction with respect to the incentive stock options unless there is a Disqualifying Disposition. If a Disqualifying Disposition occurs, the Company will generally be entitled to a tax deduction in the same amount and at the same time as ordinary income is recognized by the Participant.

Stock Appreciation Rights. The grant of a SAR will create no income tax consequences to a Participant or the Company. When the SAR is exercised, the Participant will generally recognize as ordinary income in the year of exercise an amount equal to the sum of the amount of cash received and the fair market value of any Common Stock received on the exercise. If the Participant is an employee of the Company, the ordinary income a Participant is required to recognize will constitute wages for federal income and employment tax withholding purposes. Accordingly, depending on the terms of a particular award, the Company will be required to either withhold federal income and employment tax from wages, or obtain payment from the Participant of the amount of required withholding and employment taxes. If the recipient receives Common Stock upon the exercise of a SAR, any gain or loss on the subsequent sale of such stock will be treated as a long-term or short-term gain or loss, depending on the period of time such Common Stock was held following the exercise date.

The Company will generally be entitled to a tax deduction with respect to SARs in the same amount and at the same time as ordinary income is recognized by the Participant.

Cash Awards. In general, the grant of a future cash award creates no income tax consequences to a Participant or the Company. Cash awards are taxable to the Participant as ordinary income on the date the cash award is paid. If the Participant is an employee of the Company, the ordinary income a Participant is required to recognize will constitute wages for federal income and employment tax withholding purposes. Accordingly, depending on the terms of a particular award, the Company will be required to either withhold federal income and employment tax from wages, or obtain payment from the Participant of the amount of required withholding and employment taxes.

The Company will generally be entitled to a tax deduction with respect to cash awards in the same amount and at the same time as ordinary income is recognized by the Participant.

New Plan Benefits

The Compensation Committee has not established annual incentive award opportunities for 2015. When such awards are made, the Compensation Committee may consider paying a portion of each incentive award earned in restricted stock or other long-term stock-based award under the Incentive Plan, subject to shareholder approval of the Plan.

The amount of any annual incentive or other award that may be earned for fiscal 2015 is not determinable at this time. SEC rules require us to state the amounts which would have been received by or allocable to each of the following persons for the last fiscal year (ended January 31, 2015) if the Incentive

Plan had been in effect. Solely for illustration purposes, the amounts below assume that incentive awards earned for 2014 were paid two-thirds in cash and one-third in shares of restricted stock.

2015 Incentive Plan

Name and Position	Dollar Value of Cash Incentive Award (1)($)	Shares of Restricted Stock(2)(#)
Stuart A. Rose	666,667	6,005
Chairman of the Board and Chief Executive Officer
Douglas L. Bruggeman	666,667	6,005
Vice President–Finance, Chief Financial Officer and Treasurer
Zafar A. Rizvi	666,667	6,005
President and Chief Operating Officer
All executive officers as a group	2,000,000	18,015
All non-executive directors as a group	—	—
All non-executive employees as a group	—	—

(1)	Amounts in this column represent two-thirds of cash incentive award earned for fiscal 2014.

(2)

Amounts in this column represent one-third of cash incentive award earned for fiscal 2014 assuming paid in shares of Common Stock based on the closing price of the Common Stock on January 31, 2015 ($55.51).

The affirmative vote of a majority of votes cast in person or by proxy is required for approval of the Incentive Plan. Abstentions will have the effect of a vote against the proposal. Broker non-votes will not be counted.

The Board of Directors recommends that shareholders vote FOR approval of the Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth, as of April 21, 2015 (the record date for the Annual Meeting), certain information with respect to the beneficial ownership of REX Common Stock by each director and nominee for director, each named executive officer, all directors and executive officers as a group and those persons or groups known by us to own more than 5% of our Common Stock.

For purposes of this table, a person is considered to “beneficially own” any shares if the person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has (or has the right to acquire within 60 days after April 21, 2015) sole or shared power (i) to vote or to direct the voting of the shares or (ii) to dispose or to direct the disposition of the shares. Unless otherwise indicated, voting power and investment power are exercised solely by the named person or shared with members of his household.

Name and Address	Common Stock Beneficially Owned
	Number	Percent(1)
Stuart A. Rose(2)	650,758	8.2%
7720 Paragon Road
Dayton, Ohio 45459
Lawrence Tomchin	156,000	2.0%
7720 Paragon Road
Dayton, Ohio 45459
Robert Davidoff	294,574	3.7%
900 Third Avenue, 33rd Floor
New York, New York 10022
Edward M. Kress(3)	63,008	*
1100 Courthouse Plaza S.W.
Dayton, Ohio 45402
Charles A. Elcan	14,960	*
3100 West End Avenue, Suite 500
Nashville, Tennessee 37203
David S. Harris	—	—
24 Avon Road
Bronxville, New York 10708
Mervyn L. Alphonso	1,000	*
5 Royal Birkdale Drive
Springboro, Ohio 45066
Lee Fisher	—	—
PO Box 22388
Cleveland, Ohio 44122
J. Dennis Hastert	—	—
1825 Eye Street NW
Washington DC 20006
Douglas L. Bruggeman	33,000	*
7720 Paragon Road
Dayton, Ohio 45459
Zafar A. Rizvi	50,860	*
7720 Paragon Road
Dayton, Ohio 45459
All directors and executive officers as a group (11 persons)	1,264,160	16.0%
Dimensional Fund Advisors LP(4)	692,497	8.8%
Palisades West, Building One
6300 Bee Cave Road
Austin, Texas 78746

Name and Address	Common Stock Beneficially Owned
	Number	Percent(1)
JPMorgan Chase & Co.(5)	402,033	5.1%
270 Park Avenue
New York, New York 10017

*	One percent or less.

(1)

Percentages are calculated on the basis of the number of shares outstanding on April 21, 2015 plus the number of shares issuable upon the exercise of options held by the person or group which are exercisable within 60 days after April 21, 2015.

(2)

Includes 443,854 shares held by the Stuart Rose Family Foundation, an Ohio nonprofit corporation of which Mr. Rose is the sole member, chief executive officer and one of three members of the board of trustees, the other two being members of his immediate family.

(3)	Includes 5,000 shares held by Mr. Kress as a co-trustee of the Tomchin Family Trust.

(4)

Based on a Schedule 13G filing dated February 5, 2015. Dimensional Fund Advisors LP, a registered investment adviser, furnishes investment advice to four registered investment companies and serves as investment manager or sub-adviser to certain other commingled group trusts and separate accounts. In its or its subsidiaries’ role as investment adviser, sub-adviser or manager, Dimensional Fund Advisors LP or its subsidiaries may possess voting and/or investment power over the shares owned by these funds, trusts and accounts. Dimensional Fund Advisors LP disclaims beneficial ownership of all such shares.

(5)

Based on a Schedule 13G filing dated January 20, 2015. JPMorgan Chase & Co., as parent holding company of JPMorgan Chase Bank, National Association and J.P. Morgan Investment Management Inc., has sole power to vote 362,183 shares, shared power to vote and dispose of 73 shares and sole power to dispose of 402,033 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of ownership and changes of ownership of REX Common Stock with the Securities and Exchange Commission. We believe that during fiscal 2014 all filing requirements applicable to our directors and executive officers were met.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 2014, REX paid the law firm of Dinsmore & Shohl LLP, of which Edward M. Kress is a partner, a total of $302,466 for legal services. Mr. Kress is a member of our Board of Directors.

Elcan & Associates, Inc., a real estate brokerage firm owned by Dan Elcan, has an exclusive listing agreement with REX to sell or lease five of our former store locations until June 30, 2015. Dan Elcan is the brother of Charles Elcan, a member of our Board of Directors. During fiscal 2014, REX paid or accrued to Elcan & Associates $43,742 in real estate and leasing commissions. In fiscal 2014, REX sold real estate formerly used as a retail store in Daphne, Alabama to Daphne Development I, LLC, an entity owned by Dan Elcan and a business associate, for $500,000.

We believe the fees paid to Dinsmore & Shohl LLP for legal services, amounts paid to Elcan & Associates, Inc. in real estate and leasing commissions, and the sale price of real estate to Daphne Development I, LLC were comparable to terms that we could have obtained from unaffiliated third parties and fair to the Company.

Review and Approval of Transactions with Related Persons

We review all financial transactions, arrangements or relationships between REX and our directors, executive officers, their immediate family members and our significant shareholders to determine the materiality of the related person’s interest, whether it creates a conflict of interest, and whether it is on terms comparable to arm’s length dealings with an unrelated party or otherwise fair to us. We have developed internal controls and processes for identifying related party transactions, including annual director and officer questionnaires. All related party transactions are reviewed by our legal counsel for disclosure in our proxy statement. Related party transactions are reviewed and approved by our CEO, unless our legal counsel determines that the amount involved, persons involved, significance or other aspects of the transaction require review and approval by the disinterested members of our Board of Directors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP served as REX’s independent registered public accounting firm for the fiscal year ended January 31, 2015, and has served in that capacity since 2002. It is anticipated that representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions from shareholders and to make a statement if they desire to do so.

The Board of Directors annually appoints the independent registered public accounting firm for the Company after receiving the recommendations of the Audit Committee, typically following the Annual Meeting. No recommendation of the Audit Committee has been made concerning the appointment of the independent registered public accounting firm for the fiscal year ending January 31, 2016.

Audit and Non-Audit Fees

The following table sets forth the aggregate fees billed REX for the fiscal years ended January 31, 2015 and 2014 by Deloitte & Touche LLP:

	Fiscal 2014	Fiscal 2013
Audit Fees(1)	$441,962	$404,663
Audit-Related Fees(2)	—	—
Tax Fees(3)	144,732	101,703
All Other Fees(4)	2,145	2,782

Total	$588,839	$509,148

(1)

Audit Fees consist of fees billed for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in our quarterly reports and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements. This category included fees related to the audit of our internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act.

(2)

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

(4)	All Other Fees consist of fees paid for a web based accounting research tool.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. The Audit Committee will generally pre-approve a list of specific services and categories of services, including audit, audit-related, tax and other services, for the upcoming or current fiscal year, subject to a specified dollar limit. Any material service not included in the approved list of services, and all services in excess of the pre-approved dollar limit, must be separately pre-approved by the Audit Committee. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee all services performed and fees charged to date by the firm pursuant to the pre-approval policy. None of the fees billed by our independent registered public accounting firm for Audit-Related, Tax and Other Services described above were approved by the Audit Committee after the services were rendered pursuant to the de minimus exception under SEC rules.

Audit Committee Report

The Audit Committee assists Board oversight of the integrity of the financial statements of the Company. The Audit Committee is comprised of nonemployee directors who meet the independence and financial experience requirements of applicable NYSE listing standards and SEC rules. The Audit Committee operates under a written charter.

Management has the primary responsibility for the financial statements and the reporting process, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and the acceptability of the Company’s financial reporting and controls.

The Committee reviewed with the Company’s independent registered public accounting firm, Deloitte & Touche LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from management and the Company, including the matters in the independent registered public accounting firm’s written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.

The Committee also discussed with the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets periodically with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2015 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

DAVID S. HARRIS, Chairman
ROBERT DAVIDOFF
MERVYN L. A LPHONSO
LEE FISHER

OTHER BUSINESS

Solicitation of Proxies

The Company will bear the entire expense of this proxy solicitation. Arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxy solicitation materials to their principals and the Company will, upon request, reimburse them for their reasonable expenses in so doing. Officers and other regular employees of the Company may solicit proxies by mail, in person or by telephone.

Other Matters

The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those mentioned above. However, if other matters should properly come before the Annual Meeting or any adjournments thereof, the proxy holders will vote the proxies thereon in their discretion.

Shareholder Proposals

Proposals by shareholders intended to be presented at REX’s 2016 Annual Meeting of Shareholders must, in accordance with applicable regulations of the Securities and Exchange Commission, be received by the Secretary of the Company at 7720 Paragon Road, Dayton, Ohio 45459 on or before December 30, 2015 in order to be considered for inclusion in our proxy materials for that meeting. Shareholder proposals intended to be submitted at the 2016 Annual Meeting outside the processes of Rule 14a-8 will be considered untimely under Rule 14a-4(c)(1) if not received by us at our corporate offices on or before March 14, 2016. If we do not receive timely notice of such proposal, the proxy holders will vote on the proposal, if presented at the meeting, in their discretion.

Shareholder recommendations for director candidates must be received by the Nominating/Corporate Governance Committee at our corporate offices on or before December 30, 2015 to be considered for nomination in connection with the 2016 Annual Meeting. Names submitted after this deadline will not be considered.

By Order of the Board of Directors EDWARD M. KRESS Secretary

April 28, 2015
Dayton, Ohio

Appendix A

REX AMERICAN RESOURCES CORPORATION
2015 INCENTIVE PLAN

1. PURPOSE

The purpose of the REX American Resources Corporation 2015 Incentive Plan (hereinafter referred to as this “Plan”) is to (i) assist REX American Resources Corporation (the “Company”) in attracting and retaining qualified officers, key employees, directors and consultants for the successful conduct of its business, (ii) provide incentives and rewards for persons eligible for Awards which are directly linked to the financial performance of the Company in order to motivate such persons to achieve long-range performance goals, and (iii) allow persons receiving Awards to participate in the growth of the Company.

2. DEFINITIONS

2.1. “Agreement” has the meaning set forth in Section 11.6 of this Plan.

2.2. “Award” has the meaning set forth in Section 5.1 of this Plan.

2.3. “Award Agreement” has the meaning set forth in Section 5.1 of this Plan.

2.4. “Board” means the Board of Directors of the Company.

2.5. “Cause” as a basis for termination of employment, means “cause” (or any similar term) as defined in an applicable employment agreement with the Company, or any Subsidiary, with respect to any Employee that is a party to an employment agreement and, with respect to other Employees, means termination based on an act or omission of an Employee determined by a supervisor of the Employee or other management personnel of the Company or the Subsidiary in question to be an appropriate basis for termination.

2.6. “Change in Control” means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, provided that, without limitation, such a change in control shall include and be deemed to occur upon any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-l(b)(1) thereunder), other than the Company, its Subsidiaries or any employee benefit plan of the Company or any of its Subsidiaries, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities;

(ii) The “Incumbent Directors” cease to constitute at least a majority of the Board. For purposes hereof, “Incumbent Directors” means the members of the Board at the effective date of this Plan and the persons elected or nominated for election as their successors or pursuant to increases in the size of the Board by a vote of at least two-thirds of the Board members then still in office (or successors or additional members so elected or nominated);

(iii) The shareholders of the Company approve a merger, combination, consolidation, recapitalization or other reorganization of the Company with one or more other entities that are not Subsidiaries and, as a result of the transaction, less than 50% of the outstanding voting securities of the surviving or resulting corporation shall immediately after the event be owned in the aggregate by the stockholders of the Company (directly or indirectly), determined on the basis of record ownership as of the date of determination of holders entitled to vote on the action (or in the absence of a vote, the day immediately prior to the event); or

(iv) The shareholders of the Company approve a plan of liquidation and dissolution or the sale or transfer of substantially all of the Company’s business and/or assets as an entirety to an entity that is not a Subsidiary.

Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board determines otherwise.

2.7. “Code” means the Internal Revenue Code of 1986, as currently in effect or hereafter amended.

2.8. “Covered Employee” means a “covered employee” as defined in Section 162(m) of the Code.

2.9. “Committee” means the committee appointed to administer this Plan in accordance with Section 4 of this Plan.

2.10. “Effective Date” has the meaning set forth in Section 13 of this Plan.

2.11. “Employee” means any employee of the Company or any Subsidiary (as defined in Section 424 of the Code), including officers of the Company and any Subsidiary who are employed by the Company or any Subsidiary.

2.12. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.13. “Fair Market Value” unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any date, the closing price of the Stock on the applicable date as reported on the New York Stock Exchange (“NYSE”), or if not traded on the NYSE, as reported by any principal national securities exchange in the United States on which it is then traded (or if the Stock has not been reported on such date, on the first day prior thereto on which the Stock was reported). In the event the Stock is not traded on an established exchange, fair market value shall be determined in accordance with the safe harbor provisions of Code Regulation 1.409A-1, as amended.

2.14. “Fiscal Year” means the fiscal year then being utilized by the Company for accounting purposes.

2.15. “Incentive Stock Option” or “ISO” means any Stock Option granted to an Employee pursuant to this Plan which is designated as such by the Committee and which complies with Section 422 of the Code or any successor provision.

2.16. “NYSE” has the meaning set forth in Section 2.14 of this Plan.

2.17. “Net Settlement” has the meaning set forth in Section 14 of this Plan.

2.18. “Non-Employee Director” has the meaning referenced in Section 4 of this Plan.

2.19. “Non-Qualified Stock Option” means any Stock Option granted to a Participant pursuant to this Plan, which is not an ISO.

2.20. “Option Price” means the purchase price of one share of Stock upon exercise of a Stock Option.

2.21. “Participant” has the meaning specified in Section 3 of this Plan.

2.22. “Performance Award” means an Award described in Section 9 of this Plan.

2.23. “Performance Goals” means the performance goals that a Participant must satisfy to receive payment as determined in accordance with Section 10 of this Plan.

2.24. “Restricted Stock” means any Stock issued pursuant to Section 8 of this Plan with the restriction that the holder may not sell, transfer, pledge or assign the Stock, and/or with such other restrictions as the Committee may impose (including, without limitation, any restriction on the right to vote the Stock, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.25. “Restricted Stock Unit” or “RSU” means a right, granted under this Plan, to receive Stock or cash or a combination thereof at the end of a specified period.

2.26. “Stock” means the shares of Common Stock of the Company, par value $.01 per share.

2.27. “Stock Appreciation Right” or “SAR” means the right of a Participant to receive cash and/or Stock with a Fair Market Value equal to the appreciation of the Fair Market Value of a share of Stock during a specified period of time.

2.28. “Stock Option” or “Option” means an Award that entitles a Participant to purchase one share of Stock for each Option granted.

2.29. “Subsidiary” means any direct or indirect subsidiary of the Company the financial statements of which are consolidated with the financial statements of the Company in accordance with generally accepted accounting principles.

2.30. “Total Disability” shall mean such medically determinable physical or mental impairment or disability which shall render such individual incapable of performing substantially all of his/her duties for the Company as determined by a qualified physician chosen by the Company.

3. PARTICIPATION

The participants in this Plan shall be those persons who are selected to participate by the Committee and who are (i) Employees serving in managerial, administrative or professional positions, (ii) directors or officers of the Company, or (iii) consultants to the Company or any Subsidiary (including, as may be provided in an applicable Award Agreement, the estate, devisee, heir at law or other permitted transferee of a participant in this Plan, collectively “Participants”).

4. ADMINISTRATION

This Plan shall be administered and interpreted by the Compensation Committee of the Board or such other committee of two or more members of the Board appointed by the Board. Members of the Committee shall be “Non-Employee Directors” as that term is defined for purposes of Rule 16b-3(b)(3)(i) under the Exchange Act, and “outside directors” for purposes of Code Section 162(m). All decisions and acts of the Committee shall be final and binding upon all Participants. The Committee (i) shall determine the number and types of Awards to be made under this Plan, (ii) shall set the Option Price, the grant price or the purchase price for each Award, (iii) may establish any applicable administrative regulations to further the purpose of this Plan, (iv) shall approve forms of Award Agreements between a Participant and the Company and (v) may take any other action necessary or desirable to interpret, construe or implement the provisions of this Plan.

5. AWARDS

5.1. Form of Awards. Awards under this Plan may be in any of the following forms (or a combination thereof): (i) Stock Options, (ii) Stock Appreciation Rights, (iii) grants of Stock, including Restricted Stock and RSUs, or (iv) Performance Awards, provided, however, that ISOs may be granted only to Employees (collectively, “Awards”). The Committee may require that any or all Awards under this Plan be made pursuant to an agreement between the Participant and the Company (an “Award Agreement”).

5.2. Maximum Amount of Stock Available. The total number of shares of Stock granted, or covered by Options granted, under this Plan during the term of this Plan shall not exceed 550,000. All of such shares may be subject to grants of ISOs. The maximum number of shares of Stock that may be subject to an Award granted to a Covered Employee during any Fiscal Year is 50,000. Solely for the purpose of computing the total number of shares of Stock granted or covered by options granted under this Plan, there shall not be counted any shares of Stock which have been forfeited and any shares of Stock covered by Options which, prior to such computation, have terminated in accordance with their terms or have been cancelled by the Participant or the Company. Notwithstanding the above, in the event a Stock Option or Stock Appreciation Right held by a Covered Employee is cancelled, the cancelled Award shall be counted against the maximum number of shares of Stock that may be subject to an Award granted to a Covered Employee during any Fiscal Year.

Awards settled in cash under this Plan shall not be counted against the maximum number of shares that may be granted under this Plan. Stock awarded under this Plan which is surrendered to pay the exercise price of Options or SARs or to meet income tax obligations in connection with the vesting of Awards shall be counted against the maximum shares of Stock that may be granted under this Plan.

5.3. No Repricing. Unless such action is approved by the Company’s shareholders in accordance with applicable law, and other than adjustments to the Option Price or SAR grant price pursuant to Section 5.4 below, (i) no outstanding Options or SARs granted under this Plan may be amended to provide an Option

Price or grant price that is lower than the then-current Option Price or grant price of such outstanding Options or SARs, (ii) the Committee may not cancel any outstanding Options or SARs and grant in substitution therefor new Awards under this Plan covering the same or a different number of shares of Stock having an Option Price or grant price lower than the then-current Option Price or grant price of the cancelled Options or SARs, and (iii) the Committee may not authorize the repurchase of outstanding Options or SARs which have an Option Price or grant price that is higher than the then-current Fair Market Value of a share of Stock.

5.4. Adjustment in the Event of Recapitalization, etc. In the event of any change in the outstanding Stock by reason of any stock split, stock dividend, extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, combination or exchange of shares or other similar corporate change, special distribution to the shareholders or any other event which, in the judgment of the Committee, necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, the Committee shall make such equitable adjustments as it deems appropriate in (i) the number of shares of Stock available, both under this Plan as a whole and with respect to individuals, (ii) the number and type of shares of Stock subject to or underlying outstanding Awards, (iii) the grant price, purchase price or Option Price with respect to any Award, and (iv) to the extent that such discretion will not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals with respect to an Award. Any such adjustment shall be conclusive and binding for all purposes of this Plan.

5.5. Change in Control. Subject to Code Section 409A and Section 15 of this Plan, unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company, the Committee may, in its sole and absolute discretion, provide that (i) some or all outstanding Awards become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan or the applicable Award Agreement, (ii) Awards shall terminate, provided that the Participant shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee shall determine and designate, to exercise any vested Award in whole or in part, and/or (iii) Awards shall terminate, provided that Participants shall be entitled to a cash payment equal to the excess of the aggregate fair market value (as determined in good faith by the Committee) of the Stock subject to the Awards (to the extent then exercisable) over the aggregate Option Price, grant price or purchase price. Notwithstanding anything to the contrary herein contained, in a year when a Change in Control takes place, no Awards other than a cash Performance Award shall be granted after such Change in Control to otherwise eligible Participants.

5.6. Change in Status of Subsidiary. Unless otherwise provided in an Award Agreement, in the event of a Change in Control of a Subsidiary, or in the event that a Subsidiary ceases to be a Subsidiary, the Committee may, in its sole and absolute discretion, (i) provide that some or all outstanding Awards held by a Participant employed by or performing services for such Subsidiary may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan or the applicable Award Agreement and/or (ii) treat the employment or other services of a Participant employed by such Subsidiary as terminated if such Participant is not employed by the Company or Subsidiary immediately after such event.

5.7. Dissolution or Liquidation. Upon the dissolution or liquidation of the Company, this Plan shall terminate, and all Awards outstanding hereunder shall terminate. In the event of any termination of this Plan under this Section 5.7, each individual holding an Award shall have the right, immediately prior to the occurrence of such termination and during such reasonable period as the Committee shall determine and designate, to exercise such Award in whole or in part, whether or not such Award was otherwise exercisable at the time such termination occurs and without regard to any vesting or other limitation on exercise imposed pursuant to this Plan.

6. STOCK OPTIONS

6.1. Grant of Award. The Company may award Options to purchase Stock, including Restricted Stock (hereinafter referred to as “Stock Option Awards”) to such Participants as the Committee authorizes and under such terms as the Committee establishes. The Committee shall determine with respect to each Stock Option Award, and designate in the grant, whether a Participant is to receive an ISO or a Non-Qualified Stock Option.

6.2. Option Price. The Option Price per share subject to a Stock Option Award shall be specified in the grant, but in no event shall be less than the Fair Market Value per share on the date of grant. Notwithstanding the foregoing, if the Participant to whom an ISO is granted owns, at the time of the grant, more than ten percent (10%) of the combined voting power of the Company, the Option Price per share subject to such grant shall not be less than one hundred ten percent (110%) of the Fair Market Value.

6.3. Terms of Option. A Stock Option that is an ISO shall not be transferable by the Participant other than as permitted under Section 422 of the Code or any successor provision and this Plan, and, during the Participant’s lifetime, shall be exercisable only by the Participant. Non-Qualified Stock Options are subject to such restrictions on transferability and exercise as set forth in this Plan and as may be provided for by the Committee in the terms of the grant. A Stock Option shall be of no more than ten (10) years’ duration, except that an ISO granted to a Participant who, at the time of the grant, owns Stock representing more than ten percent (10%) of the combined voting power of the Company shall by its terms be of no more than five (5) years’ duration. A Stock Option shall vest in a Participant to whom it is granted and be exercisable only after the earliest of (i) such period of time as the Committee shall determine and specify in the grant, but with respect to Employees, in no event less than one (1) year following the date of grant of such Award, (ii) the Participant’s death, or (iii) a Change in Control.

6.4. Exercise of Option. Subject to the following exceptions, and except as provided in an applicable Award Agreement, a Stock Option awarded to a Participant who is an employee is only exercisable by that Participant while the Participant is in active employment with the Company or a Subsidiary or within (i) 90 days after termination of such employment for Cause, (ii) a one-year period after a Participant’s death, provided the Option is exercised by the estate of the Participant or by any person who acquired such Option by bequest or inheritance, (iii) a one-year period commencing on the date of the Participant’s termination of employment other than due to death, Total Disability, or by the Company or a Subsidiary for Cause, or (iv) a one-year period commencing on the Participant’s termination of employment on account of Total Disability. A Stock Option may not be exercised pursuant to this paragraph after the expiration date of the Stock Option. Notwithstanding the foregoing, any ISO is only exercisable by the Participant (i) while the Participant is in active employment with the Company or a Subsidiary or within three months after termination of such employment, (ii) within a one-year period after a Participant’s death, provided the ISO is exercised by the estate of the Participant or by any person who acquired such ISO by bequest or inheritance, or (iii) within a one-year period commencing on the Participant’s termination of employment on account of Total Disability. The foregoing sentence is intended to comply with Section 422 under the Code. To the extent those requirements change, this Section 6.4 shall be deemed to be amended to reflect such change.

An Option may be exercised with respect to part or all of the Stock subject to the Option by giving written notice to the Company of the exercise of the Option. The Option Price for the Stock for which an Option is exercised shall be paid on the date of exercise in cash (by certified, bank cashier’s or personal check), in whole shares of Stock owned by the Participant prior to exercising the Option, in a combination of cash and such shares or on such other terms and conditions as the Committee may approve.

6.5. Limitation Applicable to Incentive Stock Options. The aggregate Fair Market Value (determined at the time such ISO is granted) of the Stock for which any individual may have an ISO which first became vested and exercisable in any calendar year (under all plans of the Company under which Stock Options are available for grant) shall not exceed $100,000. Options granted to such individual in excess of the $100,000 limitation, and any Options issued subsequently which first become vested and exercisable in the same calendar year, shall be treated as Non-Qualified Stock Options. In the event the individual holds two or more Option Awards that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Option Awards were granted.

6.6. Notification of Company Upon Disqualifying Disposition of Incentive Stock Options. In the event a Participant sells or otherwise transfers Stock acquired through the exercise of an Incentive Stock Option prior to the expiration of the required holding period under Code Section 422, the Participant shall provide prompt notice of such sale or transfer to the Company.

7. STOCK APPRECIATION RIGHTS

Subject to the terms and conditions of this Plan, the Committee may grant Stock Appreciation Rights (SARs), in such amounts and on such terms and conditions as the Committee shall determine, including, but not limited to, those listed below, except that a SAR shall vest in a Participant to whom it is granted and be exercisable only after the earliest of (i) such period of time as the Committee shall determine and specify in the grant, but with respect to Employees, in no event less than one (1) year following the date of grant of such SAR, (ii) the Participant’s death, or (iii) a Change in Control:

(i) whether the SAR is granted independently of an Option or relates to an Option or other Award, provided that if a SAR is granted in relation to an Option, then, unless otherwise determined by the Committee, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion that the related Option is exercisable and may be exercised or mature for all or part of the shares subject to the related Option. In such case, upon exercise of any number of SARs, the number of shares subject to the related Option shall be reduced accordingly and the Option may not be exercised with respect to that number of shares. The exercise of any number of Options that relate to a SAR shall likewise result in an equivalent reduction in the number of shares covered by the related SAR;

(ii) the grant date, which may not be any day prior to the date that the Committee approves the grant;

(iii) the number of shares to which the SAR relates;

(iv) the grant price, provided that the grant price shall not be less than the Fair Market Value of the Stock subject to the SAR on the date of grant;

(v) the terms and conditions of exercise or maturity;

(vi) the term, provided that a SAR must terminate no later than ten years after the date of grant;

(vii) the exercise period following a Participant’s termination of employment; and

(viii) whether the SAR will be settled in cash, Stock or a combination thereof.

8. GRANTS OF STOCK AND RESTRICTED STOCK UNITS

8.1. General. The Committee may grant, either alone or in addition to other Awards granted under this Plan, Stock (including Restricted Stock) and Restricted Stock Units to such Participants as the Committee authorizes and under such terms (including the payment of a purchase price) as the Committee establishes. Any Participant who receives Stock under this Plan who determines to make an election under Section 83(b) of the Code must notify the Company in writing promptly after such election is made.

8.2. Restricted Stock Terms. Awards of Restricted Stock shall be subject to such terms and conditions as are established by the Committee. Such terms and conditions may include, but are not limited to, the requirement of continued service with the Company or a Subsidiary, the manner in which the Restricted Stock is held, the extent to which the holder of the Restricted Stock has rights of a shareholder and the circumstances under which the Restricted Stock shall be forfeited. A Participant shall have, with respect to Restricted Stock, only the rights of a shareholder of the Company as provided in the applicable Award Agreement. Upon the termination of employment of a Participant who is an Employee during the period any restrictions are in effect, all Restricted Stock shall be forfeited without compensation to the Participant unless otherwise provided in the Award of the Restricted Stock or pursuant to the terms of such Employee’s employment agreement, if any.

The period over which an Award of Restricted Stock shall vest shall not be less than three years from the date of grant of the Award, except for Awards made to non-employee directors or non-employee officers of the Company, which may have a vesting period of less than three years.

8.3 Restricted Stock Units. RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other rights and restrictions, if any, as the Committee may impose as reflected in the applicable Award Agreement, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance conditions and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine.

The period over which an Award of RSUs shall vest shall not be less than three years from the date of grant of the Award, except for Awards made to non-employee directors or non-employee officers of the Company which may have a vesting period of less than three years. Any cash or Stock paid or delivered to a Participant upon the vesting of a RSU shall be paid or delivered no later than two and one half months following the fiscal year in which any substantial risk of forfeiture (as defined in Code Section 409A) associated with such RSU lapses.

9. PERFORMANCE AWARDS

The Committee may grant, either alone or in addition to other Awards granted under this Plan, Awards based on the attainment, over a specified period, of individual Performance Goals as the Committee authorizes and under such terms as the Committee establishes. Performance Awards shall entitle the Participant to receive an Award if the measures of performance established by the Committee are met. The Committee shall determine the times at which Performance Awards are to be made and all conditions of such Awards. Performance Awards may be paid in cash or Stock. Unless otherwise provided in the Award, a Participant who is an Employee must be an Employee at the end of the performance period in order to receive the Performance Award.

Payments of Performance Awards under this Section 9 shall be made within two and one-half months of the fiscal year following that in which such payment first ceases to be subject to a substantial risk of forfeiture.

Other than as specifically provided in a Participant’s employment agreement, with respect to any Fiscal Year of the Company, an Award to any Participant under this Section 9 in the form of cash or other form of property (other than Stock) shall have a value not in excess of $4,000,000.

A Participant shall have, with respect to the Stock awarded under this Section 9, only the rights of a shareholder of the Company as provided in the terms of the applicable Award Agreement.

The period over which an Award of Stock under this Section 9 shall vest shall be not less than one year from the date of grant of the Award. Any cash or Stock delivered to a Participant upon the vesting of the Performance Award shall be delivered or paid to the Participant no later than two and one-half months following the fiscal year in which any substantial risk of forfeiture (as defined in Code Section 409A) associated with such Performance Award lapses.

10. PERFORMANCE GOALS

“Performance Goals” means the specified performance goals which have been established by the Committee in connection with an Award. Performance Goals will be based on one or more of the following criteria, as determined by the Committee:

(i) the attainment of certain target levels of, or a specified increase in, the Company’s and/or a Subsidiary’s or other operational unit’s enterprise value or value creation targets;

(ii) the attainment of certain target levels of, or a percentage increase in, the Company’s and/or a Subsidiary’s or other operational unit’s after-tax or pre-tax profits, including, without limitation, that attributable to the Company’s and/or a Subsidiary’s or other operational unit’s continuing and/or other operations;

(iii) the attainment of certain target levels of, or a specified increase relating to, the Company’s and/or a Subsidiary’s or other operational unit’s operational cash flow or working capital, or a component thereof;

(iv) the attainment of certain target levels of, or a specified decrease relating to, the Company’s and/or a Subsidiary’s or other operational unit’s operational costs, or a component thereof;

(v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of the Company’s and/or a Subsidiary’s or other operational unit’s long-term or short-term public or private debt or other similar financial obligations of the Company and/or Subsidiary or other operational unit, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee;

(vi) the attainment of a specified percentage increase in earnings per share or earnings per share from the Company’s and/or a Subsidiary’s or other operational unit’s continuing operations;

(vii) the attainment of certain target levels of, or a specified percentage increase in, the Company’s and/or a Subsidiary’s or other operational unit’s sales, net sales, operating income, revenues, net revenues, net income or net earnings or earnings before income tax or other exclusions;

(viii) the attainment of certain target levels of, or a specified increase in, the Company’s and/or a Subsidiary’s or other operational unit’s return on capital employed or return on invested capital;

(ix) the attainment of certain target levels of, or a percentage increase in, the Company’s and/or a Subsidiary’s or other operational unit’s after-tax or pre-tax return on shareholder equity;

(x) the attainment of certain target levels in the Fair Market Value of the Stock;

(xi) the growth in the value of an investment in the Stock assuming the reinvestment of dividends;

(xii) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before interest, taxes, depreciation and amortization); and

(xiii) successful mergers, acquisitions of other companies or assets and any cost savings or synergies associated therewith; successful dispositions of Subsidiaries or operational units of the Company or any of its Subsidiaries.

In addition to the above criteria, the Performance Goals may be based upon the attainment by the Company and/or a Subsidiary or other operational unit thereof of specified levels of performance under one or more of the foregoing measures relative to the performance of other business entities. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Committee may, in connection with the grant of the Award (i) designate additional business criteria upon which the Performance Goals may be based, (ii) modify, amend or adjust the business criteria described above, or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include, as determined by the Committee, a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned.

The Performance Goals applicable to an Award shall be established in writing by the Committee no later than the earlier of the date (i) the Performance Goal outcome becomes substantially certain, (ii) if the period over which the Performance Goals are measured is at least one year, 90 days after the commencement of such period or (iii) if the period over which the Performance Goals are measured is less than one (1) year, the date representing twenty-five percent (25%) of such period. Prior to any payment of an Award subject to Performance Goals, the Committee shall certify in writing that the Performance Goals have been met. Notwithstanding any other provision of this Plan, neither the Committee nor the Board shall have the power or the authority to increase the amount of compensation that would otherwise be payable upon the attainment (or nonattainment) of a Performance Goal.

11. GENERAL PROVISIONS

11.1. Assignment. A Participant may not sell, assign, transfer (otherwise than without value or consideration or by bequest, devise or otherwise through operation of law) or pledge, or otherwise encumber any Award, prior to the date upon which any restrictions applicable to the Award have lapsed.

11.2. No Separate Monies. Nothing contained herein shall require the Company to segregate any monies from its general funds, or to create any trusts, or to make any special deposits for any amounts payable to any Participant under this Plan for any year.

11.3. No Employment Rights. Participation in this Plan shall not affect the right of the Company or any Subsidiary to discharge a Participant, nor constitute an agreement of employment between a Participant and the Company or any Subsidiary.

11.4. Governing Law. This Plan shall be interpreted in accordance with, and the enforcement of this Plan shall be governed by, the laws of the State of Ohio, subject to any applicable federal or state securities laws and federal income tax laws (as specified herein).

11.5. Headings. The headings preceding the text of the sections of this Plan have been inserted solely for convenience of reference and do not affect the meaning or interpretation of this Plan.

11.6 Employment Agreement. In the event a Participant is covered by an employment, change in control or other similar agreement (each, an “Agreement”) and there is a conflict between the terms of the Agreement and the terms of this Plan, then the terms of the Agreement shall control.

12. AMENDMENT, SUSPENSION OR TERMINATION

12.1. General Rule. Except as otherwise required under applicable rules of the NYSE or a securities exchange or other market where the securities of the Company are traded or applicable law, the Board may suspend, terminate or amend this Plan, including, but not limited to, such amendments as may be necessary or desirable resulting from changes in the federal income tax laws and other applicable laws, without the approval of the Company’s shareholders or Participants, so long as such actions by the Board do not (i) materially increase the benefits accruing to Participants, (ii) materially increase the number of shares which may be issued under this Plan, (iii) materially modify the requirements for participation in this Plan or (iv) adversely affect any Awards previously granted to a Participant without the Participant’s consent.

12.2. Compliance With Rule 16b-3. With respect to any person subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with the requirements of Rule 16b-3 under the Exchange Act, as applicable during the term of this Plan. To the extent that any provision of this Plan or action of the Committee or its delegates fails to so comply, it shall be deemed null and void.

13. EFFECTIVE DATE AND DURATION OF PLAN

This Plan shall be effective on the date this Plan is approved by the Company’s shareholders (the “Effective Date”) in accordance with applicable law. No Award shall be granted under this Plan after the day prior to the tenth anniversary of the Effective Date.

14. TAX WITHHOLDING

The Company shall have the right to (i) make deductions from any settlement of an Award, including delivery or vesting of Stock, or require that Stock or cash, or both, be withheld from any Award, in each case in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law (“Net Settlement”) or (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Committee may determine the manner in which such tax withholding shall be satisfied and may permit Stock (rounded up to the next whole number of shares) to be used to satisfy required tax withholding based on the Fair Market Value of such Stock.

15. SECTION 409A OF THE CODE

In the event any Award under this Plan is subject to the provisions of Code Section 409A, this Plan and any such Award shall be administered and interpreted in a manner consistent with provisions of Section 409A of the Code and any rules or regulations issued pursuant thereto.

This Plan is intended not to provide for deferral of compensation for purposes of Section 409A, by means of complying with Section 1.409A-1(b)(4) and/or Section 1.409A-1(b)(5) of the final Treasury regulations issued under Section 409A. The provisions of this Plan shall be interpreted in a manner that satisfies the requirements of Section 1.409A-1(b)(4) and/or Section 1.409A-1(b)(5) of the final Treasury regulations issued under Section 409A and this Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

In the event that following the application of the immediately preceding paragraph, any Award is subject to Section 409A, the provisions of Section 409A of the Code and the regulations issued thereunder are incorporated herein by reference to the extent necessary for any Award that is subject to Section 409A to not incur tax due to noncompliance with Section 409A. In such event, the provisions of this Plan shall be interpreted in a manner that satisfies the requirements of Section 409A and the related regulations, and this Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. Furthermore, with respect to RSUs and Performance Awards, to the extent necessary not to incur tax due to non-compliance with Section 409A, Change in Control will not be deemed to occur unless such Change in Control constitutes a “change in control event” (as such term is defined in Code Section 409A and the regulations issued thereunder).

Notwithstanding any other provision of this Plan, in the event a Participant is treated as a “specified employee” under Section 409A and any payment under this Plan is treated as a nonqualified deferred compensation payment under Section 409A, then payment of such amounts shall be delayed for six months and a day following the effective date of the Participant’s termination of employment, at which time a lump sum payment shall be made to the Participant consisting of the sum of the delayed payments. This provision shall not apply in the event of a specified employee’s termination of employment on account of death and, in the event of a specified employee’s death during the aforementioned six-month and a day period, any such delayed nonqualified deferred compensation shall be paid within 30 days after such specified employee’s death.

Notwithstanding any other provisions of this Plan, the Company does not guarantee to any Participant or any other person that any Award intended to be exempt from Section 409A shall be so exempt, nor that any Award intended to comply with Section 409A shall so comply, nor will the Company indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.

ANNUAL MEETING OF SHAREHOLDERS OF

REX AMERICAN RESOURCES CORPORATION

June 2, 2015

GO GREEN

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.rexamerican.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

â  Please detach along perforated line and mail in the envelope provided.  â

00003333333330300000 8	060215

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH DIRECTOR, AND “FOR” ITEM 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		1.	ELECTION OF DIRECTORS
INSTRUCTION: Please mark your vote for each nominee separately
				FOR	AGAINST	ABSTAIN
			Stuart A. Rose	☐	☐	☐

			Lawrence Tomchin	☐	☐	☐

			Robert Davidoff	☐	☐	☐

			Edward M. Kress	☐	☐	☐

			Charles A. Elcan	☐	☐	☐

			David S. Harris	☐	☐	☐

			Mervyn L. Alphonso	☐	☐	☐

			Lee Fisher	☐	☐	☐

			J. Dennis Hastert	☐	☐	☐

				FOR	AGAINST	ABSTAIN
		2.	APPROVAL of REX 2015 Incentive Plan.	☐	☐	☐

		3.	IN THEIR DISCRETION the proxies are authorized to vote upon such other business as may properly come before the Meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐	This proxy is solicited on behalf of the Board of Directors and will be voted as directed herein. If no direction is given, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

PROXY

REX AMERICAN RESOURCES CORPORATION

Proxy for Annual Meeting of Shareholders
June 2, 2015

The undersigned hereby appoints Stuart A. Rose and Lawrence Tomchin and each of them proxies for the undersigned, with full power of substitution, to vote all the shares of Common Stock of REX AMERICAN RESOURCES CORPORATION, a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Tuesday, June 2, 2015, at 2:00 p.m. and any adjournments thereof.

(Continued, and to be signed, on the other side)

1.1	14475